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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Johnson & Johnson on Form S-4 of our report relating to Cordis Corporation dated August 11, 1995 (except for note 8, as to which the date is August 24, 1995) appearing in the Cordis Corporation Annual Report on Form 10-K for the year ended June 30, 1995, and to the reference to us under the heading "Experts" in this Registration Statement.

Deloitte & Touche LLP
Miami, Florida
January 22, 1996